EXHIBIT 99.2

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	June 30,
	2010	2010

ASSETS
Current assets:
Cash & cash equivalents	$7,397,657	$5,248,059
Restricted cash	1,016,264	986,788
Accounts receivable, net	1,381,962	783,258
Advance to vendors	397,161	4,489,756
Real estate property development completed	3,366,028	913,253
Real estate property under development	9,632,802	14,410,880
Prepaid expenses	396,930	413,381
Total current assets	23,588,804	27,245,375

Property, plant and equipment, net	4,710,038	4,650,242

Other non-current assets:
Other receivables	90,370	69,908
Deposits and prepayments for long-term assets	19,872,700	19,296,300
Real estate property under development	15,580,779	3,125,078
Real estate property held for lease, net	8,094,049	8,069,176
Total non-current assets	43,637,898	30,560,462

Total Assets	$71,936,740	$62,456,079

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	1,854,654	1,681,730
Customer deposits	23,290,274	21,650,111
Other payable	325,956	447,090
Accrued expenses and other current liabilities	264,325	409,041
Taxes payable	3,500,708	2,753,105
Total current liabilities	29,235,917	26,941,077

Non-current liabilities:
Accounts payable	682,650	1,178,400
Other payable	84,767	573,318
Customer deposits	-	22,896
Long-term bank loans	14,402,398	12,417,390
Total non-current liabilities	15,169,815	14,192,004

Total liabilities	44,405,732	41,133,081

Commitment and contingencies	-	-

Shareholders' equity
Common stock, $1.00 par value, 50,000 shares authorized and issued	50,000	50,000
Additional paid-in capital	19,683,420	19,633,421
Statutory surplus reserve	593,182	51,263
Retained earnings	5,301,811	461,370
Accumulated other comprehensive income	1,902,595	1,126,944
Total shareholders' equity	27,531,008	21,322,998

Total Liabilities and Shareholders' Equity	$71,936,740	$62,456,079

The accompanying footnotes are an integral part to the condensed consolidated financial statements

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009

Revenue:
Real estate sale, net of sales taxes of
$825,580, $581,340, $1,142,349 and $994,336, respectively	$11,792,188	$8,492,991	$16,238,737	$15,084,256
Real estate lease income	103,523	123,725	228,702	246,823
Total revenue	11,895,711	8,616,716	16,467,439	15,331,079

Cost of sales
Cost of real estate sales	3,668,600	4,309,858	5,329,389	7,705,705
Cost of real estate lease	105,430	122,790	210,804	227,244
Total cost of sales	3,774,030	4,432,648	5,540,193	7,932,949

Gross profit	8,121,681	4,184,068	10,927,246	7,398,130

Operating expenses
Selling and distribution expenses	148,563	20,842	404,389	84,551
General and administrative expenses	784,504	223,296	1,402,929	541,244
Total operating expenses	933,067	244,138	1,807,318	625,795

Operating income	7,188,614	3,939,930	9,119,928	6,772,335

Other income (expenses)
Interest income (expenses)	5,386	(96,515)	(109,236)	(288,144)
Other income (expense)	(1,813,058)	714	(1,821,938)	297
Total other income (expenses)	(1,807,672)	(95,801)	(1,931,174)	(287,847)

Income before income taxes	5,380,942	3,844,129	7,188,754	6,484,488

Provision for income taxes
- current	1,350,258	976,286	1,806,395	1,636,374
- deferred tax benefit	-	177	-	(62,948)
Total income tax provisions	1,350,258	976,463	1,806,395	1,573,426

Net income	4,030,684	2,867,666	5,382,359	4,911,062

Other comprehensive income
Foreign currency translation adjustment	411,780	5,608	775,652	25,724

Comprehensive income	$4,442,464	$2,873,274	$6,158,011	$4,936,786

Basic and diluted income per common share
Basic and diluted	$80.61	$57.35	$107.65	$98.22

Weighted average common shares outstanding
Basic and diluted	50,000	50,000	50,000	50,000

The accompanying footnotes are an integral part to the condensed consolidated financial statements

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months ended December 31,
	2010	2009

Cash flows from operating activities:
Net Income	$5,382,359	$4,911,062
Adjustments to reconcile net income to net cash
provided by operating activitivies
Depreciation of property,plant and equipment	152,978	142,123
Depreciation of real estate held for lease	210,804	208,324
Loss of disposal of fixed assets	228,205	-
Deferred taxes	-	62,948
Changes in assets and liabilities:
(increase) decrease in-
Accounts receivable	(561,048)	(193,777)
Advances to vendors	4,121,947	(1,065,237)
Real estate property development completed	(2,365,377)	(1,036,942)
Real estate property under development	(6,976,494)	7,028,399
Other receivables and prepaid expesnes	57,671	(94,741)
Increase (decrease) in-
Accounts payable	(398,141)	(4,601,987)
Customers Deposits	945,834	(3,111,133)
Other payables	(769,325)	6,938,567
Tax payable	648,873	2,294,149
Accrued expense and other current liabilities	(153,045)	44,669
Net cash provided by operating activities	525,241	11,526,424

Cash flows from investing activities:
Purchase of property, plant and equipment	(75,827)	(1,477)
Disposal of fixed assets	(228,205)	-
Deposit and prepayment for land and fixed assets	-	(7,704,740)
Net cash used in investing activities	(304,032)	(7,706,217)

Cash flows from financing activities:
Repayment of short-term loans	-	(6,523,444)
Shareholder capital contribution	50,000	-
Repayment of long-term bank loans	(1,488,276)	-
Proceeds from long-term bank loans	3,062,358	-
Net cash provided by (used in) financing activities	1,624,082	(6,523,444)

Effect of foreign exchange rate on cash	304,307	(46,635)

Net increase (decrease) in cash and cash equivalents	2,149,598	(2,749,872)

Cash and cash equivalents, beginning of period	5,248,059	3,655,484

Cash and cash equivalents, end of period	$7,397,657	$905,612

Supplemental disclosures of cash flow information:
Cash paid for interest	$405,922	$408,702
Cash paid for income tax	$878,750	$314,672

The accompanying footnotes are an integral part to the condensed consolidated financial statements

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

China Dahua Group International Holdings Property Ltd., a British Virgin Islands company (the “Company” or “Dahua”), is a holding company that owns 100% of the equity of Hao Yu Group Limited, a limited liability company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“HYG”).  HYG owns 100% of the equity of Chongqing Difa Investment Management Limited Company, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“Difa”).  On November 10, 2010, Difa entered into a series of variable interest entity agreements (the “VIE Agreements”) with Chongqing Zhongbao Investment Group Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Zhongbao”), to manage and operate the real estate business activities of Zhongbao, principally residential apartments, commercial properties and car parks.  All of the business of Zhongbao is located in the People’s Republic of China.

Chongqing Zhongbao Investment Group, Ltd. (“Zhongbao”), formerly known as Chongqing Yulun Business Development Company Limited and Chongqing Haoji Xinjie Company Limited, was incorporated in Chongqing, People’s Republic of China (“PRC”) on September 29, 2001, with an initial registered capital of RMB 10.1 million (approximately $1.2 million). Its registered capital was increased to RMB 148 million (equivalent to $19.6 million) in March 2008. The Company is engaged in real estate development, primarily in the construction and sale of residential apartments, commercial properties as well as car parking spaces.

Under these VIE agreements, which obligate Difa to absorb a majority of the risk of loss from Zhongbao’s activities and entitle it to receive a majority of its residual returns, Difa has gained effective control over Zhongbao. Through these VIE agreements, Difa now holds the variable interests of Zhongbao, and Difa becomes the primary beneficiary of Zhongbao. Based on these VIE agreements, Zhongbao is considered as a Variable Interest Entity (“VIE”)  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Zhongbao no longer has the characteristics of a controlling financial interest. Accordingly, Zhongbao should be consolidated under ASC 810.

The Company is effectively controlled by the same stockholders of Zhongbao through an irrevocable option agreement.  The Company has 100% equity interest in Difa as of November 10, 2010. Therefore, Difa and Zhongbao are considered under common control. The consolidation of Difa and Chongqing Zhongbao has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Difa and Zhongbao had become effective as of the beginning of the first period presented in the accompanying condensed consolidated financial statements.

On August 19, 2010, Chongqing Zhongbao invested RMB 20 million (approximate to $2.94 million) to form a 100% controlled subsidiary Chongqing Weitai Real Estate Management Company (“Weitai”) which will be engaged in real estate property development and related business as well.

In November, 2010, Chongqing Zhongbao invested RMB 500,000 (approximate to $74,628) to form a 100% controlled subsidiary Chongqing Zhaoli Real Estate Consulting Co., Ltd (“Zhaoli”) which will be engaged in real estate property development, consulting and related business.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION (continued)

On December 29, 2010, Chongqing Zhongbao invested RMB 10,000,000 (approximately $1,479,000) to form a 100% controlled subsidiary Shangxi Zhongbao Property Development Co., Ltd (“Shangxi Zhongbao) which will be engaged in real estate development.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States (“US GAAP”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. These condensed consolidated financial statements and notes should be read in conjunction with the audited consolidated June 30, 2010 and 2009 financial statements and notes included in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 11, 2011. Operating results for the three and six months ended December 31, 2010 and 2009 may not be necessarily indicative of the results that may be expected for the full years.

The consolidated financial statements of the Company will reflect the principal activities of the following entities. All material intercompany transactions have been eliminated.

Name of the entity	Place of Incorporation	Ownership Percentage

China Dahua Group International Holdings Property Ltd., (“Dahua”)	BVI	100%
Hao Yu Group Limited ("Haoyu")	HKSAR, China	100%
Chongqing Difa Investment Management Limited Company (“Difa”)	Chongqing, China	100%
Chongqing Zhongbao Investment Group, Ltd ("Zhongbao")	Chongqing, China	VIE, 100%
Chongqing Weitai Real Estate Management Company (“Weitai”)	Chongqing, China	100%
Chongqing Zhaoli Real Estate Consulting Company (“Zhaoli”)	Chongqing, China	100%
Shaanxi Zhongbao Real Estate Development Company (“Shaanxi Zhongbao”)	Xi’an, China	100%

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Fair value of financial instruments

The Company adopted the provisions of Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, advances to vendors, other deposits and prepayments, other receivables, accounts payable, customer deposits, other payables and tax payables. Management has estimated that the fair value of these financial instruments approximate their carrying amounts due to the short-term nature. The fair value of long-term bank loans also approximate their recorded value because long-term borrowings bear a floating rate of interest. As the stated interest rate reflects the market rate, the carrying value of the bank borrowings approximates its fair value.

Revenue recognition

Real estate sales are reported in accordance with the ASC 360-20 “Accounting for Sales of Real Estate”.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued

Revenue from the sales of development properties is recognized by the full accrual method at the time of the closing of an individual unit sale.  This occurs when title to or possession of the property is transferred to the buyer. A sale is not considered consummated until (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed, (e) the seller does not have substantial continuing involvement with the property, and (f) the usual risks and rewards of ownership have been transferred to the buyer.  Further, the buyer’s initial and continuing investment is adequate to demonstrate a commitment to pay for the property, and the buyer’s receivable, if any, is not subject to future subordination.  Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method in which all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Real estate lease income is recognized on a straight-line basis over the terms of the leasing agreements. Business tax and depreciation cost of the property are recorded as the cost of rental income.

Foreign currency translation

The Company's financial statements are presented in US dollars. In accordance with ASC 830, "Foreign Currency Matters", an entity's functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment in which an entity primarily generates and expends cash. Since substantially all operations of the Company are conducted in the PRC, the functional currency of the Company is Renminbi ("RMB"), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People's Bank of China prevailing at the dates of the transactions. The financial statements of the Company have been translated into U.S. dollars. The financial statements are first prepared in RMB and then are translated into U.S. dollars at year-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders' equity.

	December 31, 2010	June 30, 2010

Period end exchange rate (RMB : US$)	6.5919	6.7889
Average exchange rate for the period (RMB : US$)	6.7595	6.8180

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

Cash includes cash on hand and demand deposits in accounts maintained with state-owned and private banks within the PRC.  The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC.  Total cash at December 31, 2010 and June 30, 2010 amounted to $7,397,657 and $5,248,059, respectively, of which no deposits are covered by insurance.  The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash

The Company is required to maintain certain deposits with banks that provide mortgage loans to the Company’s customers in order to purchase residential units from the Company (see Note 3).

These balances are subject to withdrawal restrictions and are not covered by insurance. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable

Accounts receivable consist of balances due from customers for the sale of residential units in the PRC.  The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Accounts receivables are considered past due after twelve months. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customers. Accounts receivable are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances become doubtful.  No allowance was determined necessary for the six months ended December 31, 2010 and for the year ended June 30, 2010, respectively.

Other receivables

Other receivables consist of various cash advances to unrelated companies and individuals with which the Company has business relationships. Other receivables are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances becomes doubtful.  As of December 31, 2010 and June 30, 2010, no allowance was determined necessary.

Real estate property development completed and under development

Real estate property consists of finished residential unit sites completed and residential unit sites under development.  The Company leases land for the residential unit sites under land use right leases with various terms from the government of China.  Real estate property development completed and real estate property under development are stated at the lower of cost or fair value.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Expenditure for land development, including cost of land use rights, deed tax, pre-development costs, and engineering costs, exclusive of depreciation, are capitalized and allocated to development projects by the specific identification method.  Costs are allocated to specific units within a project based on the ratio of the sales area of units to the estimated total sales area times the total project costs.

Costs of amenities transferred to buyers are allocated as common costs of the project that are allocated to specific units as a component of total construction costs.  For amenities retained by the Company, costs in excess of the related fair value of the amenity are also treated as common costs.  Results of operations of amenities retained by the Company are included in current operating results.

In accordance with ASC 360 “Accounting for the Impairment or Disposal of Long-lived Assets”, real estate property development completed and under development are subject to valuation adjustments when the carrying amount exceeds fair value. An impairment loss shall be recognized only if the carrying amounts of the assets is not recoverable and exceeds fair value.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated by the assets.

Management evaluates, on an annual basis, the impairment of the Company’s real estate developments based on a community level.  Each community is assessed as an individual project.  The evaluation takes into account several factors including, but not limited to, physical condition, inventory holding period, management’s plans for future operations, prevailing market prices for similar properties and projected cash flows. No impairment losses were deemed to have occurred for the six months ended December 31, 2010 and 2009, respectively.

Property and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment losses. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value. Estimated useful lives of the assets are as follows:

Buildings	20 years
Machinery and equipment	5 years
Vehicles	5 years

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Any gain or loss on disposal or retirement of a fixed asset is recognized in the year occurred and is the difference between the net sales proceeds and the carrying amount of the relevant asset.  When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the income statement.

Maintenance, repairs and minor renewals are charged directly to expense as occurred unless such expenditures extend the useful life or represent a betterment, in which case they are capitalized.

Impairment of long-lived assets

In accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company is required to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and other assets, for recoverability when events or circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally determined by using the asset's expected future discounted cash flows or market value.

The Company estimates fair value of the assets based on certain assumptions such as budgets, internal projections, and other available information as considered necessary. There was no impairment of long-lived assets during the six months ended December 31, 2010 and 2009.

Advance to vendors

Advances to vendors consist of balances paid to contractors and vendors for services and materials that have not been provided or received and generally relate to the development and construction of residential units in the PRC.  Advances to vendors are reviewed periodically to determine whether their carrying value has become impaired.  The Company considers the assets to be impaired if the collectability of the services and materials become doubtful.  As of December 31, 2010 and June 30, 2010, advances to vendors amounted to $ 397,161 and $4,489,756, respectively. No allowance is deemed necessary because the collectability of the services and materials are fairly certain.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

 Real estate properties held for lease, net

Real estate properties held for lease are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the real estate properties held for lease are 20 years.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and improvements to the real estate properties held for lease are capitalized.

Capitalized interest

Capitalized interest is accounted for in accordance with ASC 835 “Interest”.

For loans to finance projects and provide for working capital, the Company charges the borrowing costs related to working capital loans to interest expense when incurred and capitalized interest costs related to project development as a component of the project costs.

The interest to be capitalized for a project is based on the amount of borrowings related specifically to such project.  Interest for any period is capitalized based on the amounts of accumulated expenditures and the interest rate of the loans.  Payments received from the pre-sales of units in the project are deducted in the computation of the amount of accumulated expenditures during a period.  The interest capitalization period begins when expenditures have been incurred and activities necessary to prepare the asset (including administrative activities before construction) have begun, and ends when the project is substantially completed.  Interest capitalized is limited to the amount of interest incurred.

The interest rate used in determining the amount of interest capitalized is the weighted average rate applicable to the project-specific borrowings.  However, when accumulated expenditures exceed the principal amount of project-specific borrowings, the Company also capitalizes interest on borrowings that are not specifically related to the project, at a weighted average rate of such borrowings.

The Company’s significant judgments and estimates related to interest capitalization include the determination of the appropriate borrowing rates for the calculation, and the point at which capitalization is started and discontinued.  Changes in the rates used or the timing of the capitalization period may affect the balance of property under development and the costs of sales recorded.  The capitalized interest for the six months ended December 31, 2010 and 2009 was $ 416,239 and $139,365, respectively.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As a result of the total interest costs capitalized during the period, the interest expense for the six months ended December 31, 2010 and 2009 was as follows:

	December 31, 2010	December 31, 2009
	US$	US$

Interest on borrowings	525,475	427,510
Less: total interest costs capitalized	(416,239)	(139,365)

Interest expense, net	109,236	288,145

Customer deposits

Customer deposits consist of amounts received from customers relating to the sale of residential units in the PRC.  In the PRC, customers will generally obtain permanent financing for the purchase of their residential unit prior to the completion of the project.  The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project.  The Company receives these funds and recognizes them as a current liability until the revenue can be recognized.

Other payables

Other payables consist of balances for non-construction costs with unrelated companies and individuals with which the Company has business relationships.  These amounts are unsecured, non-interest bearing and generally are short-term in nature.

Property warranty

The Company provides customers with warranties which cover major defects of building structure and certain fittings and facilities of properties sold. The warranty period varies from two years to five years, depending on different property components the warranty covers. The Company constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to be incurred subsequent to the delivery of a property. Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Company constantly monitors the warranty reserve and makes adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Company may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Company also withholds up to 2% to 5% of the contract cost from sub-contractors for periods of two to five years. These amounts are included in non-current liabilities, and are only paid to the extent that there has been no warranty claim against the Company relating to the work performed or materials supplied by the subcontractors. For the six months ended December 31, 2010 and 2009, the Company had not recognized any warranty liability or incurred any warranty costs in excess of the amount retained from subcontractors.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company utilizes ASC 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740-10-25 prescribes a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. There are no material uncertain tax positions as of December 31 and June 30, 2010, respectively.

Comprehensive income

ASC 220, "Comprehensive Income" requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income represents income from the changes in foreign currency exchange rates. The Company’s only components of comprehensive income for the three and six months ended December 31, 2010 and 2009 were net income and the foreign currency translation adjustment.

Advertising expenses

Advertising costs are expensed when incurred, or the first time the advertising takes place, in accordance with ASC 720-35 “Advertising Costs”.  For the six months ended December 31, 2010 and 2009, the Company recorded advertising expenses of $ 31,412 and $27,128, respectively.

Earnings per share

The Company computes earnings per share (“EPS’) in accordance with ASC 260 “Earnings per Share” (“ASC 260”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Statement of cash flows

In accordance with ASC 230, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

NOTE 3 – RESTRICTED CASH

Restricted cash represents cash set aside for a particular use or event and is subject to withdrawal restrictions.  The Company is required to maintain certain deposits, as restricted cash, with banks that provide mortgage loans to the Company’s customers. These deposits are guarantees for the mortgage loans and are normally equivalent to 5% of the mortgage proceeds paid to the Company.  As of December 31, 2010 and June 30, 2010, the balances of restricted cash totaled $1,016,264 and $986,788, respectively.  These deposits are not covered by insurance.  The Company has not experienced any losses on such accounts and management believes its restricted cash account is not exposed to any risks.

NOTE 4– REAL ESTATE PROPERTY DEVELOPMENT COMPLETED AND UNDER DEVELOPMENT

The following table summarizes the components of real estate property development completed as of December 31 and June 30, 2010:

	December 31, 2010	June 30, 2010
	US$	US$
Real Estate Property Development Completed
Jin Shan Li Yuan- Phase 1	554,134	538,062
Jin Shan Li Yuan- Phase 2	210,065	203,972
Jin Shan Li Yuan- Phase 3	2,601,829	171,219

Total real estate property development completed	3,366,028	913,253

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 4– REAL ESTATE PROPERTY DEVELOPMENT COMPLETED AND UNDER DEVELOPMENT (continued)

The following table summarizes the components of real estate property under development as of December 31 and June 30, 2010:

	December 31, 2010	June 30, 2010
	US$	US$
Real Estate Property Under Development

Current
Jin Shan Li Yuan- Phase 3	9,632,802	14,410,880

Non-current
Jin Shan Li Yuan- Phase 3 & 4	15,580,779	3,125,078

Total real estate property under development	25,231,581	17,535,958

As of December 31, 2010 and June 30, 2010, land use rights included in the real estate property under development totaled $1,007,445 and $1,368,351, respectively.

NOTE 5- REAL ESTATE PROPERTIES HELD FOR LEASE, NET

Real estate properties held for lease are recorded at cost less accumulated depreciation. The following table set forth the balance of real estate properties held for lease as of December 31 and June 30, 2010:

	December 31, 2010	June 30, 2010
	US$	US$
Office and commercial spaces	7,112,195	6,905,908
Basement Parking	2,494,985	2,422,619
Total costs	9,607,180	9,328,527
Less: accumulated depreciation	(1,513,131)	(1,259,351)

Real estate properties held for lease, net	8,094,049	8,069,176

Depreciation expense for the six months ended December 31, 2010 and 2009 amounted to US$210,804 and US$ 208,324, respectively.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 5- REAL ESTATE PROPERTIES HELD FOR LEASE, NET (continued)

As of December 31 and June 30, 2010, real estate properties held for lease with an aggregate assessed value of US$59.9 million and US$ 51.3 million respectively were pledged as collateral for certain long-term bank loans (see Note 9).

NOTE 6– PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31 and June 30, 2010 consisted of the following:

	December 31, 2010	June 30, 2010
	US$	US$
Building	5,292,857	5,139,340
Equipment	76,181	122,151
V Vehicles	80,050	181,267
Sub-total	5,449,088	5,442,758
Less: accumulated depreciation	(739,050)	(792,515)

Property, plant and equipment, net	4,710,038	4,650,243

Depreciation expense for the six months ended December 31, 2010 and 2009 was $152,978 and $142,123, respectively.

NOTE 7– DEPOSITS AND PREPAYMENT FOR LONG-TERM ASSETS

The Company entered into several agreements to acquire land and buildings from relevant governmental agency or outside parties in an effort to expand its business operations.  The Company was required to make deposits or pre-payment for the acquisition of the land and fixed assets buildings.

The following table summarizes the deposits for long-term assets as of December 31 and June 30, 2010, respectively:

	December 31, 2010	June 30, 2010
	US$	US$
Deposit for land use lease (a)	3,034,000	2,946,000
Prepayment for new real estate project (b)	3,944,200	3,829,800
V Deposit for fixed assets (c )	12,984,500	12,520,500
Total deposits and prepayment for long-term assets	19,872,700	19,296,300

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 7– DEPOSITS AND PREPAYMENT FOR LONG-TERM ASSETS (continued)

(a)
On November 23, 2007, the Company entered into a purchase agreement with Chongqing Yongchuan Shangzhu governmental agency to acquire a parcel of land use lease of 531,020 square feet with total purchase price of RMB 20 million (approximate to $3.0 million). The Company paid the purchase price in two installments before March 2008. The Company is expected to obtain the Certificate of Land Use Right for this land deposit in February 2011 and plans to start a new real estate property development project on this land in June 2011.

(b)
On March 7, 2008, the Company entered an agreement with Chongqing Nanan Electrical Wire Plant to jointly develop a new real estate project on the site where Nanan Electrical Wire Plant is located.  Pursuant to the agreement, the Company was required to make advance payment of RMB 26 million (approximate to $3.9 million) to Nanan Electrical Wire Plant to be used to relocate the existing residents and make the land to be available for re-development. Total area of this land amounted to 294,216 square feet and the Company is expecting to start the new real estate development project on this site in late 2011 when the government certification related to the land is expected to be received. The prepayment of RMB 26 million will be accounted for as land costs for this new development project.

(c)
On November 23, 2007, the Company entered into a fixed asset purchase agreement with Chongqing Fuzichi Commercial Property Management Company to acquire an office space of 5,764 square meters to be delivered to the Company in early 2011 when the construction of the mansion is expected to be completed. The Company was required to make prepayment of RMB 85 million (approximate to $13 million) for the office space and is expected to use it as the Company’s new headquarter office. The deposit will be reclassified to the respective accounts under fixed assets upon delivery and transfer of legal titles.

NOTE 8– CUSTOMER DEPOSITS

Customer deposits consisted of amounts received from customers for the pre-sale of residential units in the PRC.  Customer deposits at December 31 and June 30, 2010, consisted of the following:

	December 31, 2010	June 30, 2010
	US$	US$
Current
Advances from real estate properties under development- Jinshan Li Yuan – phase II & III & IV	29,651,063	42,552,389
Less: recognized as progress billings	(6,360,789)	(20,902,278
Sub-total	23,290,274	21,650,111

Non-current
Advances from real estate properties under development- Jinshan Liyuan Phase II & III	-	22,896

Total customer deposits	23,290,274	21,673,007

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 8– CUSTOMER DEPOSITS (continued)

Customer deposits are typically funded up to 70% – 80% by mortgage loans made by banks to the customers. Until the customer obtains legal title to the property, the banks have a right to seek reimbursement from the Company for any defaults by the customers. The Company holds certain cash balances in restricted deposit accounts at the relevant banks (see Note 3). The Company, in turn, has a right to withhold transfer of title to the customer until outstanding amounts are fully settled.
.
 NOTE 9- LONG-TERM BANK LOANS

Long-term bank loans as of December 31 and June 30, 2010 consisted of the following:

	December 31, 2010	June 30, 2010
	US$	US$
Loan from China Industrial and Commercial Bank (a)
Three year term from January 20, 2010 to January 14, 2013, With a fixed interest rate of 0.495% per month
Requiring monthly interest payment of $28,736	5,952,708	7,261,890
Loan from China Industrial and Commercial Bank (b)
Three year term from February 28, 2010 to February 27, 2013, With a fixed interest rate of 0.495% per month
Requiring monthly interest payment of $25,631	5,309,500	5,155,500
Loan from China Industrial and Commercial Bank (c)
Three year term from August 13 , 2010 to August 12 , 2013,with a fixed interest rate of 0.458% per month
Requiring monthly interest payment of $15,159	3,140,190	-

Total long-term bank loans	14,402,398	12,417,390

(a)
Pursuant to the loan contract with China Industrial and Commercial Bank, the Company pledged its real estate properties held for lease located at the Company’s headquarter Jinta Building in Chongqing, of 2,006 square meters with an assessed fair value of RMB 99 million (approximate to $15 million) as collateral for this loan. The Company repaid RMB 10.06 million (equivalent to $1,526,102) of this loan back to the Bank in October, 2010. The principal of this loan will be repaid in accordance with the sales of the properties of Jin Shan Li Yuan - Phase II.

(b)
Pursuant to the loan contract with China Industrial and Commercial Bank, the Company pledged its real estate properties held for lease located at the Company’s headquarter Jinta Building in Chongqing, in the amount of 10,689.8 square meters valued at RMB 250 million (approximate to $ 37.9 million) as collateral for this loan. The principal of this loan will be repaid in accordance with the sales of the properties of Jin Shan Li Yuan - Phase II.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 9- LONG-TERM BANK LOANS (continued)

(c)
Pursuant to the loan contract with China Industrial and Commercial Bank, the Company pledged real estate property held for lease of 1,895.6 square meters valued at RMB 45.96 million (approximate to $ 6.97 million) located at the Company’s headquarter Chongqing Jinta Building as collateral for this loan.  The repayment of principal of this loan is due at the end of the loan period.

As of December 31, 2010, the Company’s long term bank loans are all denominated in RMB and are secured by the Company’s real estate properties held for lease as mentioned above The interest rates of these bank loans are adjustable based on the range of 95% to 110% of the PBOC prime rate.

Future minimum principal payments as of December 31, 2010 are as follows:

Year	Amount
US$
2011	11,262,208
2012	3,140,190

Total	14,402,398

NOTE 10 – ACCOUNTS PAYABLES, OTHER PAYABLES AND ACCRUED LIABILITIES

The components of accounts payable, other payables and accrued expenses are as follows:

	December 31, 2010	June 30, 2010
	US$	US$
Current
Trade accounts payable	1,854,654	1,681,730
Salary, welfare and accrued expense	264,325	409,041
Other payables	325,956	447,090
Tax payable	3,500,708	2,753,105
Subtotal	5,945,643	5,290,966
Non-current
Accounts payable (a)	682,650	1,178,400
Other payables (b)	84,767	573,318
Subtotal	767,417	1,751,718

Total accounts payable, other payable and accrued expense	6,713,060	7,042,684

(a)
Non-current portion of accounts payable represents the Company’s obligation to compensate certain residential apartments back to the original residents who used to reside on the land on which the Company’s real estate properties are still under development and construction.  The Company’s real estate development project Jinshan

(b)	Other payables represent contract deposits and bidding deposits that are to be refunded upon completion of the projects or satisfaction of claim-free warranty.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 11 – TAXES

(a)	Business sales tax

The Company’s subsidiaries Difa and Zhongbao are subject to 5% business sales tax on actual revenue.  It is the Company’s continuing practice to recognize 5% of the sales tax on estimated revenue, and file tax return based on the actual result. In the PRC, the local tax authority may exercise broad discretion in applying the tax amount.  As a result, the Company’s accrual sales tax may differ from the actual tax clearance.

(b)	Corporate income tax

British Virgin Islands

The Company is a tax exempt company incorporated in the British Virgin Islands and conducts substantially all of its business through its subsidiaries and VIEs.

Hong Kong

HYG, the Company's wholly owned subsidiary incorporated in Hong Kong, is subject to Hong Kong corporate income tax at a rate of 16.5% on the estimated assessable profits arising in Hong Kong. For the six months ended December 31, 2010 and 2009, HYG had no provision for income taxes, as it had no assessable profits during these years.

PRC

The Company’s PRC subsidiaries are governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to income tax at a new statutory rate of 25%, effective January 1, 2008, on income reported in the statutory financial statements after appropriate tax adjustments.

The following table reconciles the statutory rates to the Company’s effective tax rate for the six months ended December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009
	US$	US$
China Statutory income tax rate	25%	25%
Net operating loss carry-forward (1)	-	(0.96%)
Effective tax rate	25.00%	24.04%

Note: (1) Net operating loss carry-forward was used to offset taxable income in PRC.

The Company’s PRC subsidiaries are subject to 25% of corporate income tax rate in PRC. For the years ended June 30, 2007 and 2008, the Company’s PRC subsidiaries suffered operating losses in the amount of RMB 6,784,907 and RMB 16,574,952, respectively. For Chinese income tax purpose, these operating losses can be carried forward and be available to reduce future years' taxable income. For the six months ended December 31, 2010, the Company has recorded income tax provision of $1,806,395. For the six months ended December 31, 2009, the Company has recorded net income tax provisions $1,573,426 after fully applying net operating loss carry-forwards.

Deferred income tax reflects the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes, and operating loss carry-forward.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 11 – TAXES (continued)

The components of deferred tax assets as of December 31, 2010 and 2009 consist of the following:

	December 31, 2010	December 31, 2009
	US$	US$
Deferred tax assets-beginning balance	-	63,034
Deferred tax expense utilized	-	62,948
Effect of foreign exchange rate adjustment	-	(86)
Deferred tax assets, ending balance	-	-

As of December 31, 2010, the tax years ended December 31, 2005 through December 31, 2010 for the Company’s PRC entities remain open for statutory examination by PRC tax authorities.

(c) Land appreciation tax

Since January 1, 1994, LAT has been applicable at progressive tax rates ranging from 30% to 60% on the appreciation of land values, with an exemption provided for the sales of ordinary residential properties if the appreciation values do not exceed certain thresholds specified in the relevant tax laws. However, the Company’s local tax authority in Chongqing city has not imposed the regulation on real estate companies in its area of administration. Instead, the local tax authority has levied the LAT at the rate of 1.0% against total cash receipts from sales of real estate properties, rather than according to the progressive rates.

For the six months  ended December 31, 2010 and 2009, the Company  has made full payment for LAT with respect to properties sold up to December 31, 2010 and 2009 in accordance with the requirements of the local tax authorities.

(c)Taxes payable consisted of the following:

	December 31, 2010	June 30, 2010
	US$	US$
City Construction Tax	35,257	29,465
Business tax payable	102,895	279,407
Income tax payable	3,341,330	2,413,685
Other tax payable	21,226	30,548
Total tax payable	3,500,708	2,753,105

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 12- SEGMENT INFORMATION

The Company follows the provisions of ASC 280, “Disclosures about Segments of an Enterprise and Related Information”, which establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance.

The Company operates in two reportable segments: real estate property sales and real estate property held for lease. As the Company primarily generates its revenues from customers in the PRC, no geographical segments are presented.

The measurement of segment income is determined as earnings before income taxes. Summary information by operating segment for the six months ended December 31, 2010 and 2009 is as follows:

	December 31, 2010	December 31, 2009
	US$	US$
Revenue
Net real estate sales	16,238,737	15,084,256
Real estate lease income	228,702	246,823
Total revenue	16,467,4399	15,331,079
Cost of revenue
Cost of real estate sales	5,329,389	7,705,705
Cost of real estate sales	210,804	227,244
Total cost of revenue	5,540,193	7,932,949
Gross profit
Real estate sales	10,909,348	7,378,552
Real estate lease	17,898	19,578
Total Gross profit	10,927,246	7,398,130

Operating income:
Real estate sales	8,178,887	6,386,710
Real estate lease	941,041	335,625
Total operating income	9,119,928	6,772,335

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 13- STATUTORY SURPLUS RESERVE

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

The statutory surplus reserve fund is non-discretionary other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issue is not less than 25% of the registered capital before the conversion.

Pursuant to the Company’s articles of incorporation, the Company has appropriated 10% of its net profits as statutory surplus reserve for the six months ended December 31, 2010.  For the six months ended December 31, 2009, no statutory surplus reserve was necessary due to the Company’s accumulated deficit.

The discretionary surplus reserve may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company’s Board of Directors decided not to make an appropriation to this reserve for the six months ended December 31, 2010 and 2009, respectively.

NOTE 14- CONTINGENCIES

As a industry practice, the Company provides guarantees to PRC banks with respect to loans procured by the purchasers of the Company’s real estate properties for the total mortgage loan amount until the completion of the registration of the mortgage with the relevant mortgage registration authorities, which generally occurs within six to twelve months after the purchasers take possession of the relevant properties.  The mortgage banks require the Company to maintain, as restricted cash, 5% to 10% of the mortgage proceeds as security for the Company’s obligations under such guarantees.  If a purchaser defaults on its payment obligations, the mortgage bank may deduct the delinquent mortgage payment from the security deposit and require the Company to pay the excess amount if the delinquent mortgage payments exceed the security deposit.  The Company has made necessary reserves in its restricted cash account to cover any potential mortgage default as required by mortgage lenders.  The Company has not experienced any losses related to this guarantee and believes that such reserves are sufficient.

NOTE 15-CONCENTRATION OF RISKS

The Company’s real estate projects are concentrated in Chongqing Municipality City, PRC. Any negative events such as a slowdown in the economy in Chongqing might cause material loss to the Company and have a material adverse effect on the Company’s financial condition and results of operations. The risk in this respect will be mitigated by the Company by expanding its operations outside of Chongqing.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

NOTE 15-CONCENTRATION OF RISKS (continued)

The Company sells to a wide range of customers. No single supplier or customer accounted for more than 10% of revenue for the three months ended December 31, 2010 and 2009, respectively.

Substantially all of the Company’s project construction work was outsourced to third-party subcontractors. For the six months ended December 31, 2009, three subcontractors accounted for 67.5% of the total construction work on Jinshan Liyuan Phase I and Phase II.  For the six months ended December 31, 2010, one subcontractor, Chongqing Ruina Real Estate Construction Company, conducted 96.4% of the total construction work on Jinshan Liyuan Phase II and Phase III. The Company is exposed to risks that the performance of subcontractors may not meet its standards or specifications. Negligence or poor work quality by subcontractors may result in defects in the buildings or residential units, which could in turn cause the Company to suffer financial losses, harm its reputation or expose it to third-party claims.

NOTE 16-SUBSEQUENT EVENT

On February 11, 2011, the Company entered into a Share Exchange Agreement with a publicly traded shell company, Fitwayvitamins, Inc. Pursuant to the Share Exchange, Fitwayvitamins Inc. acquired all of the outstanding shares of Dahua by issuing a total of 1,616,161 shares of its common stock with a par value $0.0001 to Dahua Shareholder.